UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2008

Valpey-Fisher Corporation
(Exact Name of Registrant as Specified in Charter)

Maryland	1-4184	06-0737363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
75 South Street, Hopkinton, MA	01748
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 435-6831

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2008, the Company’s Board of Directors extended the term of its Change in Control Agreements with Michael J. Ferrantino and Michael J. Kroll and its Retention Agreements with Michael Ferrantino, Jr. and Walt Oliwa to December 31, 2010.  There were no other changes in the Agreements.

Item 8.01     Other Events.

As announced in a press release dated August 7, 2008, a copy of which is attached hereto as Exhibit 99, the Board of Directors of Valpey-Fisher Corporation (the “Company”) approved on August 7, 2008 a special one-time cash dividend of $1.50 per share of its common stock payable on October 17, 2008 to shareholders of record on October 6, 2008.

The dividend is subject to shareholders approving at a Special Meeting to be held on September 30, 2008, (“Special Meeting”) amendments to the Company’s Stock Option Plans (i) clarifying that the anti-dilution adjustment provisions with respect to outstanding stock options contained in the Company’s stock option plans apply to permit an offset to the impact of the large special dividend and (ii) increasing the numeric grant limitations and the number of shares covered by the Plans by the number of shares necessary to adjust the outstanding options.

If the proposed amendments to Valpey-Fisher stock option plans are not approved by shareholders, the special dividend would not be paid.

On August 7, 2008, the Board of Directors of the Company also approved, subject to shareholder approval at the Special Meeting, that outstanding stock option awards previously granted under the Company’s 1992, 1999, 2001 and 2003 Stock Option Plans, as amended (the Plans), in connection with and following the approval of the special one-time cash dividend of $1.50 per share will be adjusted as follows:

The exercise price will be adjusted downward and the number of options will be adjusted upward pursuant to the following formulas, where “Pre-Dividend Price” means the average of the official AMEX closing price of a share of the Company’s Common Stock for the twenty trading days before the ex-dividend date for the special dividend, and the “Post-Dividend Price” is the average of the official AMEX closing price of a share of the Company’s Common Stock for the twenty trading days after the ex-dividend date for the special dividend. The exercise price of stock options outstanding immediately before the ex-dividend date will be adjusted downward to the product of:

Pre-dividend Exercise Price	x	Post-Dividend Price	=	Post-Dividend Exercise Price
Pre-Dividend Price

The number of shares covered by each stock option outstanding immediately before the ex-dividend date will be adjusted upward to the product of:

Number of Shares Pre-dividend	x	Pre-Dividend Price	=	Number of Shares Post-Dividend
Post-Dividend Price

Subject to approval by Shareholders at the Special Meeting, these adjustments will be effective immediately after the payment of the dividend on October 17, 2008.  Changes in the beneficial ownership of stock options by each executive officer and director, as the case may be, of the Company resulting from the adjustments described above will be reflected on each such individual’s respective Form 4 filed with the SEC after the adjustments become effective.

Item 9.01     Financial Statements and Exhibits.

Exhibit Number	Description

99	Press release dated August 7, 2008 announcing the Company’s declaration of a special one-time cash dividend of $1.50 per share.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valpey-Fisher Corporation

Date:	August 11, 2008	By:	/s/ Michael J. Kroll

Michael J. Kroll
Vice President, Treasurer and
Chief Financial Officer